TRANSACTIONS SUBJECT TO RULE 10f-3 PROCEDURES


Portfolio: JP Morgan Small Company Portfolio
           ---------------------------------
Security Description:  Initial Public Offering - Common Stock
                       -------------------------

Issuer: Heller Financial   Offering Type:  U.S. Registered
        (US Registered, Eligible Muni, Eligible Foreign, Eligible 144A)



---- ------------------------------------------ ---------------- -------------------------------------- -----------------
                                                                                                         In Compliance
               REQUIRED INFORMATION                 ANSWER              APPLICABLE RESTRICTION              (Yes/No)

---- ------------------------------------------ ---------------- -------------------------------------- -----------------
---- ------------------------------------------ ---------------- --------------------------------------

 1.  Offering Date                              April 30, 1998   None                                         N/A
                                                --------------                                                ---

 2.  Trade Date                                 April 30, 1998   Must be the same as #1                       Yes
                                                --------------                                                ---

 3.  Unit Price of Offering                         $27.00       None                                         N/A
                                                    ------                                                    ---

 4.  Price Paid per Unit                            $27.00       Must not exceed #3                           Yes
                                                    ------                                                    ---

 5.  Years of Issuer's Operations                     79         Must be at least three years *               Yes
                                                      --                                                      ---

     Underwriting Type                               Firm        Must be firm                                 Yes
6.
     Underwriting Spread                             $1.35       Investment Adviser determination to          Yes
                                                     -----                                                    ---
 7.                                                              be made

     Total Price paid by Portfolio                  $43,200      None                                         N/A
                                                    -------                                                   ---
 8.
     Total Size of Offering                      $904,500,000    None                                         N/A
                                                 ------------                                                 ---
 9.
     Total Price Paid by Portfolio plus Total                    #10 divided by #9 must not exceed
10.  Price Paid for same securities purchased                    25% **                                       Yes
                                                                                                              ---
     by the same investment adviser for other     $5,400,000
     investment companies

     Underwriter(s) from whom the Portfolio
11.  purchased (attach a prospectus or          Goldman Sach &   Must not include Investment Adviser
                                                             --
     offering circular for a list of all              Co         affiliates ***                               Yes
                                                      --                                                      ---
     syndicate members)

12.  If the affiliate was lead or co-lead             Yes
     manager, was the instruction listed                         Must be "Yes" or "N/A"                       Yes
     below given to the broker(s) named in
     #11? ****

---- ------------------------------------------ ---------------- -------------------------------------- -----------------

The Investment Adviser has no reasonable cause to believe that the underwriting commission, spread or profit is NOT reasonable and fair compared to underwritings of similar securities during a comparable period of time. In determining which securities are comparable, the Investment Adviser has considered the factors set forth in the Portfolio's 10f-3 procedures.




* Not applicable to munis. In the case of munis, (i) the issue must have one investment grade rating or (ii) if the issuer or the revenue source has been in operation for less than three years, the issue must have one of the three highest ratings. Circle (i) or (ii), whichever is met.

** If an eligible Rule 144A offering, must not exceed 25% of the total amount of same class sold to QIBs in the Rule 144A offering PLUS the amount of the offering of the same class in any concurrent public offering

     *** For munis purchased from syndicate manager, check box to confirm that the purchase was not designated as a group sale. [ ]

     **** No credit for the purchase made for the Portfolio can be credited to the Investment Adviser's affiliate.